Exhibit 99.1

Arcimoto and Road America Team Up to Provide Nationwide Roadside Assistance and Pre-Certified Repair Centers to Arcimoto Ultra-Efficient Electric Vehicle Owners

EUGENE, Ore., February 6, 2018 -- Arcimoto, Inc.® (NASDAQ: FUV) — makers of the Fun Utility Vehicle® (FUV®) — an affordable, practical, and thrilling pure electric vehicle for everyday commuters and fleets, announced today an agreement with Road America to provide nationwide 24-hour roadside assistance to FUV owners. Additionally, Arcimoto will have access to Road America’s network of over 170,000 pre-certified repair centers across the United States, including more than 16,000 locations in California alone, for certification and training.

“This collaboration will vastly improve our service capabilities and is a pivotal next step in the expansion of our service network,” commented Arcimoto Director of Product Support, Michael Biron. “In addition to providing world-class roadside assistance, Road America also has an extensive Repair Assist network of pre-certified vehicle repair centers that Arcimoto can leverage to build out our service area coverage. We recently held our very first external repair training class, and are excited to continue expanding our group of qualified repair technicians. Delivery beyond our West Coast states hinges on our ability to service vehicles further afield, and this agreement will jumpstart that growth.”

Arcimoto initiated production of the FUV in September 2019 and produced 57 retail vehicles by the end of the year, delivered primarily to customers in Oregon, Washington, and California. Arcimoto is currently building at a rate of 8 units per week and plans to continue to accelerate vehicle production in 2020 while expanding its service and delivery network beyond the West Coast.

“The Arcimoto and Road America alliance is a powerful combination. Road America has a proud history of product innovation and we’re thrilled to be affiliated with Arcimoto, whose mission is to build sustainable transportation,” commented Jair Marrugo, CEO of Road America. “Aligning our services with key customer experience-oriented and fresh products is a key component of our 2020 vision. Drivers and vehicles never stop changing, which is why Road America never stops innovating. When you work with Road America, you get more than roadside assistance services — you also get our commitment to help increase customer satisfaction and enhance brand loyalty.”

About Arcimoto

Headquartered in Eugene, Oregon, Arcimoto, Inc. (NASDAQ: FUV) is devising new technologies and patterns of mobility that raise the bar for environmental efficiency, footprint and affordability. Available for pre-order today, Arcimoto’s Fun Utility Vehicle, Rapid Responder and Deliverator are some of the lightest, most affordable, and most appropriate electric vehicles suitable for everyday transport. For more information, please visit www.arcimoto.com.

About Road America

Headquartered in Miami, Florida, Road America is a leading business-to-business provider of roadside assistance solutions, expert repair guidance, continuation of journey, member discounts, and other value-added services for drivers and customers.  Built around a winning combination of person-to-person support and state-of-the-art technology tools, Road America is changing the roadside assistance experience for the better by considering the entire customer journey - both on the road and off. Today, Road America’s extensive network of service providers cover more than 20 million drivers on behalf of more than 115 corporate clients, including automobile, motorcycle, recreational vehicle, and commercial trucking brands. Founded in 1978, Road America serves all 50 states, Canada, and Puerto Rico. The company is a wholly owned subsidiary of MAPFRE, an international insurance company

Investor Relations Contact:

investor@arcimoto.com

Public Relations Contact:

Megan Kathman

Main: 646-454-9378

megan@skyya.com

Ana Barrera – Road America

Main: 305-717-5811

marketing@road-america.com

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.